EXHIBIT 10.3C

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AMENDMENT NO. 2 TO THE AMENDED AND RESTATED

COLLABORATIVE RESEARCH AGREEMENT

THIS AMENDMENT NO. 2 TO THE AMENDED AND RESTATED COLLABORATIVE RESEARCH AGREEMENT, together with exhibits and schedules attached hereto, (the “Second Amendment”) is entered into and effective as of February 23, 2010 (the “Second Amendment Date”) by and between Equilon Enterprises LLC dba Shell Oil Products US, a Delaware limited liability company, having a place of business at 910 Louisiana Street, Houston, Texas 77002, (“Shell”) and Codexis, Inc., a Delaware corporation, having a place of business at 200 Penobscot Drive, Redwood City, California 94063 (“Codexis”). Shell and Codexis may each be referred to herein individually as a “Party” or, collectively, as the “Parties.”

WHEREAS, Shell and Codexis entered into a certain Amended and Restated Collaborative Research Agreement, effective as of November 1, 2006, and amended such agreement as of March 4, 2009, (collectively, the “Research Agreement”) pursuant to which the Parties have collaborated to develop certain new biocatalytic processes for use in the conversion of biomass to fuels and/or fuel additives and/or lubricants; and

WHEREAS, the Parties desire to amend certain of the terms of the Research Agreement to revise and clarify such certain terms, all on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the promises and undertakings set forth herein, the Parties hereby agree as follows:

1.	ARTICLE 1, DEFINITIONS, shall be amended as follows:

(a) Section 1.12 is hereby deleted and replaced in its entirety by the following:

1.12 “FTE” means the efforts of one or more employees of Codexis (hereinafter a “Codexis FTE”) or an Affiliate of Codexis located in Hungary, (“CLH”) (hereinafter a “CLH FTE”) equivalent to the efforts of one full time employee (i.e., an employee that works at least one thousand seven hundred sixty (1760) hours per year).

2.	ARTICLE 2, PROGRAM ACTIVITIES, shall be amended as follows:

(a) Section 2.4(a)(i)(1) is hereby deleted and replaced in its entirety by the following:

(1) summary written reports within thirty (30) days after the end of each calendar quarter, describing such Party’s work and progress, if any, under the Research Plans;

(b) Section 2.4(a)(i)(2) is hereby deleted and replaced in its entirety by the following:

(2) annual executive summaries within thirty (30) days after the end of each calendar year for each Research Plan for which work was performed during the relevant calendar year;

(c) Section 2.4(b) is hereby deleted and replaced in its entirety by the following:

(b) Materials. During the Term, Codexis, and/or an Affiliate of Codexis, and Shell, and/or an Affiliate of Shell, shall, as a matter of course as described in the Research Plans, or upon each other’s written or oral request, furnish to each other, and/or to each other’s Affiliate(s), samples of biochemical, biological or synthetic chemical materials which are part of Shell Technology, Codexis Technology or Program Technology which are necessary for each Party to carry out its responsibilities under the Research Plans. As between the Parties and their Affiliates, as applicable, such materials will be governed by and subject to the terms and conditions set forth in the Research Agreement. Each Party confirms that, in the event (i) a Party provides materials to an Affiliate of the other Party and/or (ii) an Affiliate of a Party provides materials to an Affiliate of the other Party, prior to any provision of materials, the Party whose Affiliate is to receive such materials has advised such Affiliate of the restrictions contained in the Research Agreement relating to the provision of such materials by a Party and/or its Affiliate(s) to the other Party and/or its Affiliate(s), including restrictions on use, transfer, disclosure, and preparation of derivatives, and each Affiliate of a Party to receive such materials has agreed to abide by such restrictions prior to receipt of any such materials.

(d) Section 2.6(c) is hereby deleted and replaced in its entirety by the following:

(c) Reduction in FTEs.

(i) During the period beginning on May 1, 2009 and ending on November 1, 2010, Shell shall have the right to reduce the total number of FTEs assigned by Codexis to perform Codexis’ obligations under the Program by up to twelve (12) FTEs upon sixty (60) days’ advance written notice.

(ii) After the fourth (4th) anniversary of the Effective Date, Shell shall have the right to reduce the total number of FTEs assigned by Codexis to perform Codexis’ obligations under the Program in accordance with the advance written notice and other requirements set forth in this Section 2.6(c)(ii). Any such advance written notice may be delivered by Shell to Codexis only on or after November 2, 2010 and the number of FTEs that may be reduced will not be greater than as set forth in, and implemented after written notice thereof in accordance with, the table in this Section 2.6(c)(ii), below. Notwithstanding anything to the contrary in this Section 2.6(c)(ii), no reductions may be noticed during the applicable standstill period as set forth in the table in this Section 2.6(c)(ii), below, immediately after a FTE reduction already noticed (each such period during which no subsequent notice may be given, a “Standstill Period”).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Number of FTEs that May Be Reduced	Standstill Period	Advance Notice Required
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

By way of example, if Shell elects to reduce the number of FTEs by [*] FTEs or less, no additional reductions may be made by Shell during the [*] day Standstill Period beginning on the date that Shell delivers advance written notice of such reduction election. Similarly, if Shell elects to reduce the number of FTEs by more than [*] FTEs but less than or equal to [*], no additional reductions may be made by Shell during the [*] day Standstill Period beginning on the date that Shell delivers advance written notice of such reduction election.

3.	ARTICLE 11, TERM AND TERMINATION, shall be amended as follows:

(a) Section 11.2 is hereby deleted and replaced in its entirety by the following:

11.2 Termination for Convenience.

(a) At any time after the fourth (4th) anniversary of the Effective Date, Shell, in its sole discretion, may terminate this Amended and Restated Research Agreement, such termination to be effective after nine (9) months’ advance written notice to Codexis; provided, however, that any such advance written notice may be delivered by Shell to Codexis only on or after November 2, 2010. By way of example, if notice of termination is delivered on November 2, 2010, then termination would be effective as of August 2, 2011. Notwithstanding the previous sentence, in the event that, pursuant to Section 2.6(b)(iv), the number of FTEs was increased to greater than [*], Shell, at any time after the fourth (4th) anniversary of the Effective Date, in its sole discretion, may terminate this Amended and Restated Research Agreement, such termination to be effective after twelve (12) months’ advance written notice to Codexis; provided, however, that any such advance written notice may be delivered by Shell to Codexis only on or after November 2, 2010. By way of example, if notice of termination is delivered on November 2, 2010, then termination would be effective as of November 2, 2011.

(b) If at any time after the fourth (4th) anniversary of the Effective Date, Shell determines, in accordance with Section 2.6(c), to decrease the number of FTEs assigned by Codexis to perform Codexis’ obligations under the Program to less than [*], Codexis shall have the right, but not the obligation, to terminate this Amended and Restated Research Agreement upon ninety (90) days’ advance written notice to Shell; provided, however, that in the event that (i) each such FTE reduction by Shell occurs after successful achievement of the applicable Milestone for each Research Plan and (ii) Shell (or a Shell Affiliate or sublicensee) is actively developing the Program Technology for commercial application, then Codexis shall have no right to terminate this Amended and Restated Research Agreement pursuant to this Section 11.2(b).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.	OTHER PROVISIONS.

All provisions of the Research Agreement not expressly modified by this Second Amendment shall remain in full force and effect.

[Signature Page Follows]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed by their respective duly authorized officers on the dates identified below but this Second Amendment shall become effective as of the Second Amendment Date, each copy of which will for all purposes be deemed to be an original.

EQUILON ENTERPRISES LLC		CODEXIS, INC.
DBA SHELL OIL PRODUCTS US

By:	/s/ Tom N. Smith	By:	/s/ Joseph Sarret
Name:	Tom N. Smith	Name:	Joseph Sarret
Title:	President	Title:	Chief Business Officer
Date:	2/23/10	Date:	2/23/10

Signature Page to Amendment No. 2 to the

Amended and Restated Collaborative Research Agreement

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.